COMMON STOCK                                                        COMMON STOCK

[GRAPHIC]                                                              [GRAPHIC]
AC                                 [GRAPHIC]

$.001 PAR VALUE                                        CUSIP 037023 10 8
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                            ANTHRACITE CAPITAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

                                   [SPECIMEN]

IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Anthracite Capital, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the
"Charter") and the Bylaws of the Corporation and any amendments thereto. This
Certificate is not valid until countersigned and registered by the Transfer
Agent and Registrar.

     In Witness Whereof, the Corporation has ceased the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

DATED:

       /s/                                     /s/
       ----------------------------   [SEAL]   ---------------------------------
       Secretary                               Chief Executive Officer

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

Transfer Agent and Registrar

Authorized Signature

                            ANTHRACITE CAPITAL, INC.

     The Corporation will furnish to any stockholder on request and without charge a full statement of the information required by Section 2-211(b) of the
Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences to subsequent series of a preferred or special class of stock. The foregoing summary does not purport to be complete and its subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request may be made to the secretary of the Corporation at its principal office or to its transfer agent.

     The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the
Corporation, no Person may (i) Beneficially Own shares of Common Stock in excess of 9.8% of the aggregate number of the outstanding shares of Common Stock or
(ii) Beneficially Own shares of preferred stock in excess of 9.8% of the aggregate number or value of the outstanding shares, whichever is more restrictive, of any class or series of preferred stock of the Corporation, (iii)
Beneficially Own shares of Equity Stock that would result in the Shares of
Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), or (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under
Section 856(h) of the Code. Any Person who acquires or attempts to acquire shares of Equity Stock in excess of the aforementioned limitations, or any
Person who is or attempts to become a transferee such that Shares-in-Trust result under the provisions of the Charter, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. If the restrictions on transfer are violated, the applicable securities represented hereby will be automatically converted into and treated as Shares-in-Trust that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the
Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer
Agent.

           KEEP THIS CERTIFICATE IN A SAFE PLACE IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common         UNIF GIFT MIN ACT - ......Custodian.....
                                                             (Cust)      (Minor)

TEN ENT  - as tenants by the entireties        under Uniform Gifts to Minors Act

JT TEN   - as joint tenants with right         of ..............................
           of survivorship and not as                         (State)
           tenants in common

     Additional abbreviations may also be used though not in the above list.

     For value received, _______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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              (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

________________________________________________________________________________
_________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _____________

                              Signature(s)
                                            ------------------------------------

                                            NOTICE: The signature(s) to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            Certificate, in every particular,
                                            without alteration or enlargement or
                                            any change whatever.

Signature Guaranteed By:

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